As filed with the Securities and Exchange Commission on July 23 , 2009

Registration No.  333-156637

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM  S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIREFISH, INC.
(Name of Registrant as specified  in Its Charter)

Nevada	8200	26-2515882
State of Jurisdiction or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

533 47th Road
2nd Floor
Long Island City, NY 11101
(718) 395-2606

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Harshawardhan Shetty
Firefish, Inc.
533 47th Road
2nd Floor
Long Island City, NY 11101
  (718) 395-2606

 (Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Jonathan Dariyanani
Zoma Law Group, LLC
1703 Franklin Street
Fredericksburg, VA 22401
 (415) 699-7121

As soon as practicable after the effective date of this Registration Statement

(Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered (1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	3,000,000 Shares	$1.00	$3,000,000	$281.21
Common Stock, $0.001 par value (3)	1,000,000 Shares	$1.00	$1,000,000
Common Stock, $0.001 par value	3,155,555 Shares	$1.00	$3,155,555

(1)Pursuant to Rule 416, there are also being registered such additional shares as may be issued as a result of stock splits, stock dividends or similar transactions.
(2)The proposed maximum offering price per share and the proposed maximum aggregate offering price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(3)Includes 1,000,000 shares of common stock issuable upon exercise of outstanding warrants.

The registrant hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant  shall file a further amendment which specifically  states that this registration  statement shall  thereafter  become  effective   in  accordance  with  Section  8(a) of the  Securities  Act of  1933  or  until  the  registration statement  shall  become effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _____________

FIREFISH, INC

This is our initial public offering of Common Stock. This is a public offering of 7,155,555 shares of common stock of Firefish, Inc (the “Shares”). We are offering 3,000,000 shares of our common stock, our selling stockholders are offering 3,155,555 shares of common stock for resale and we are registering an additional 1,000,000 shares for resale which are issuable upon exercise of warrants.  The Company will offer the Shares for sale at a fixed price of $1.00 for up to sixty days after the effective date of this prospectus, thereafter deregistering any of such 1,000,000 shares remaining unsold to the public by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering  on  behalf  of  the  selling shareholders.  All securities will be offered on a “best efforts” basis. There will be no escrow of funds and all subscription monies will be immediately available to the Company for its use. There is no minimum amount of securities that must be sold. We have not retained any underwriter in connection with the sale of the Shares as we intend to sell the Shares ourselves.

The selling stockholders identified in this prospectus are offering 3,155,555 shares of our common stock for sale under this registration statement. We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

After our offering of shares to the public is terminated, our selling  shareholders plan to sell common  shares at $1.00,  until such time as a market  develops for any of the  securities and  thereafter at such prices as the market may dictate from time to time.  There is no market  price for the stock and our  pricing  is arbitrary  with no  relation to market  value,  liquidation  value,  earnings or dividends.  The  price  was  arbitrarily  set  at  $1.00  per  share,  based  on a speculative  concept  unsupported  by any  other  comparables.  We have  set the initial fixed price as follows:

        ----------------------- ------------------------------
                TITLE                       PER SECURITY
        ----------------------- ------------------------------
             Common Stock                       $1.00
        ----------------------- ------------------------------

At any  time  after a market  develops and after we terminate our sale of shares to the public,  our  security  holders  may sell  their securities   at  market   prices  or  at  any  price  in  privately   negotiated transactions.

This prospectus also covers up to 1,000,000 shares of common stock issuable upon exercise of outstanding warrants.  We will receive up to $450,000 for the exercise of these warrants.   We will not receive any proceeds from the disposition of these shares by the parties exercising the warrants.  We will bear all costs, expenses and fees in connection with the registration of these shares.  The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Our Common Stock is not traded on any public market. Although we intend to initiate steps to have the Shares quoted on the Over the Counter Bulletin Board maintained by FINRA (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and the Shares may never trade in any market. We have not yet contacted any broker-dealer to request that they apply to have our stock included on the OTCBB.

We are a start up education venture that intends to develop an online social networking portal with associated mobile device functionality targeted to young, lower middle class residents of India.  Initially this portal will attract members through the educational offerings and partnerships we intend to develop with educational institutions, colleges and education NGOs (non-governmental organizations).  The portal represents an opportunity for users to communicate with one another, exchanging ideas and interacting in a compelling social environment and to access the powerful features of social networking platforms via their mobile device.   We intend to develop proprietary technology which will enhance the quality of community interaction amongst users of the portal and provide an expanding universe of social networking applications on the portal which will attract and delight users.  We also intend to develop ancillary lines of business which will leverage our user base and/or developed expertise within our target market. We anticipate that our revenues will be chiefly derived from sales of advertising and sponsorships of our Internet website, fees for premium services paid by our users and revenue sharing of fees from mobile telephone carriers for mobile users of our social networking portal.   We require the proceeds from this offering in order to implement our business plan, which chiefly involves developing our website and proprietary technology and marketing our portal to our target audience.  If this offering is not fully subscribed, we may not be able to implement our business plan.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

Investing in our Shares involves a high degree of risk. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on Page 9 which describes certain material risk factors you should consider before investing and “Dilution” beginning at page 29 which describes the immediate dilution that investors in this offering will suffer.

The date of this prospectus is _________, 2009.

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling shareholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities

INFORMATION NOT REQUIRED IN PROSPECTUS	72

SIGNATURES	77

EXHIBIT INDEX	78

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus and should be read in conjunction with the more detailed information contained in this prospectus and the consolidated financial statements and related notes appearing elsewhere in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section in this prospectus.  All references in this prospectus to “Firefish,” “we,” “us,” the “Company” “our” and similar terms refer to Firefish, Inc.

Our Company

We were incorporated in Nevada on April 29, 2008 under the name Firefish, Inc.   We are a start up education venture that intends to develop an online social networking portal with associated mobile device functionality targeted to young, lower middle class residents of India.  Initially this portal will attract members through the educational offerings and partnerships we intend to develop with educational institutions, colleges and education NGOs (non-governmental organizations).  The portal represents an opportunity for users to practice their English in a compelling social environment and to access the powerful features of social networking platforms via their mobile device.   We intend to develop proprietary technology which will enhance the quality of community interaction amongst users of the portal and provide an expanding universe of social networking applications on the portal which will attract and delight users.  We also intend to develop ancillary lines of business which will leverage our user base and/or developed expertise within our target market.  We believe that there are a number of underserved communities in India who would be attracted to the types of services we are offering.  We anticipate that our revenues will be chiefly derived from sales of advertising and sponsorships of our Internet website, fees for premium services paid by our users and revenue sharing of fees from mobile telephone carriers for mobile users of our social networking portal.   We have developed a test website to help test certain of our concept services to the engineering community (www.firefish.co.in). Prospective investors are strongly cautioned that any information appearing on our web site should not be deemed to be a part of this prospectus, and should not be utilized in making a decision to buy our securities.

SUMMARY OF THIS OFFERING

Common stock offered by Firefish	3,000,000 shares

Common stock offered by the selling stockholders	3,155,555 shares

Common stock issuable upon exercise of the outstanding warrants	1,000,000 shares

Common stock to be outstanding after this offering is fully subscribed* *Does not include the exercise of the warrants listed above	12,822,221 shares
 Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Price
We will sell the Shares at $1.00. This price was determined by us arbitrarily.

There is no public market for our Common Stock. We cannot give any assurance that the Shares will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our Shares may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your Shares.

We intend to apply to the FINRA over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of the Shares upon our becoming a reporting entity under the Securities Exchange Act of 1934. If the Shares becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated.

Number of shares outstanding before the offering	9,822,221 shares were outstanding prior to the offering. (These amounts do not include shares of Common Stock issuable upon unexercised options and Warrants as detailed below)

Number of Options Granted and Warrants Issued
On June 30, 2008, Genesis Venture Fund India I, LP, in return for consideration of $10,000 acquired warrants to purchase 1,000,000 shares of Common Stock.  These warrants provided for an exercise price of $0.45 per share.  As of July 15, 2009, a total of 1,000,000 warrants remain outstanding and all of them are immediately exercisable. The Warrants expire on June 29, 2010.

Total number of shares of Common Stock outstanding after the offering (if fully subscribed)	12,822,221 shares of Common Stock. (This amount does not include any shares of Common Stock underlying Options and/or Warrants .)

Net Proceeds to the Company
We intend to accomplish this Offering on a “self-underwritten” basis directly through our officers, directors and/or employees, who will not be separately compensated therefore.  Additionally, we estimate that costs of this offering for such items as legal and accounting fees, printing, and SEC registration fees will total approximately $250,000. Thus, net proceeds to the Company if this offering is fully subscribed will be $2,750,000.  In the event that this offering is fully subscribed and the warrants are fully exercised, net proceeds to the Company will be $3,200,000.  In the event that only 50% of the warrants are exercised and 50% of the Shares are sold the Company will generate net proceeds of $1,475,000. In the event that 10% of the warrants are exercised and the Company only sells 10% of the Shares the Company will generate net proceeds of $95,000.

Use of Proceeds
We will use the proceeds from this offering to attempt to develop our website and proprietary technology as well as to market and sell our services once developed, of which there can be no assurance.  A summary of our intended use of the proceeds of this offering is set forth in the section of this prospectus titled USE OF PROCEEDS.

Consummation of the offering
We will terminate this offering upon the earlier to occur of (1) one year from the effective date of this prospectus, (2) sale of all the Shares being offered, or (3) anytime at our sole discretion if we determine that it is in our best interests to withdraw the offering.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

There is no minimum number of Shares that must be sold and no assurance that the proceeds from the sale of Shares will allow the Company to meet its goals.

We are selling our Shares on a “best efforts” basis, and there is no minimum number of Shares that must be sold by us in this offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the Shares through our employees, who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately appropriated by us for our business purposes. Upon completion of this Offering, the Company intends to utilize the net proceeds to continue the development of the website and proprietary technology and finance its business operations. While the Company believes that the net proceeds from the sale of all Shares in this Offering will enable the Company to meet its business plans and enable it to operate as a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the Shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which, in its sole discretion, will be in the best interest of the Company. It is highly likely that if not all of the Shares are sold there will be a need for additional financing in the future, without which the ability of the Company to operate as a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to the Company. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations.  If that happens, you will suffer a loss of your investment.

Our Absence of Operating History and Early Development Stage of Our Company Possess Significant Risks to Our Ability to Generate Revenue and Operate Successfully

We have not generated any revenue from the products and services which we intend to develop and, if developed, market. We expect to generate all of our future revenues from the development and marketing of on-line social networking services, anciallary service offerings, sponsorships and advertising .  Accordingly, we have no operating history in implementing our business model upon which an evaluation of the Company and our prospects can be based and it is difficult or impossible for the Company to predict future results of operations. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of a new business enterprise, particularly companies in highly competitive markets. Since the Company is among many that have entered the social networking market, it faces competition . It also faces many risks specific to its business, which include those related to successfully developing  the website and proprietary technology, successfully commercializing the website and proprietary technology, the need to manage existing and expanding operations, the continuing need to raise additional capital, the dependence upon and need to hire key personnel, and the need to increase spending to adequately market our social networking services. To address these risks, we must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to upgrade our technologies. We cannot provide any assurances that we will be successful in addressing such risks. The Company's failure to do so could have a material adverse effect on its business, prospects, financial condition and results of operations and result in investors losing their entire investment.

Our Business Plans Are Totally Dependent On The Sale of the Shares as Well as Future Capital Raises should all of the Shares not be sold

The Company is dependent on raising substantial additional capital through the sale of the Shares as its existing capital will only allow the Company to operate for a very limited period of time. The Company estimates that it will require capital of at least an additional $2,500,000 in order to attempt to fully consummate its current business plans. The Company anticipates that it will take, assuming adequate funding is available, between one and a half and three years to fully develop its website with a beta version of the website being complete in between 6 months and 1 year. Accordingly the Company will not generate any revenues in the foreseeable future and will be solely dependent on raising funds in this offering or if this offering is not fully sold, substantial additional capital in other offerings. There can be no assurance that such additional funds will be available when needed, or that they will be available on attractive terms. If the Company does not sell all of the Shares, the Company’s inability to raise additional capital will have a material adverse effect on the Company and may result in the loss of the entire investment of a purchaser of Shares in this offering. In the event the Company is successful in raising additional funds, such raise will result in substantial dilution to the Shares purchased pursuant to this prospectus.

Our Plans Are Dependent Upon Key Individuals and the ability to attract qualified personnel to be successful

In order to successfully develop the website, the Company will be dependent upon Harshawardhan Shetty. The loss of the foregoing individual could have a material adverse effect upon the Company's business prospects and prohibit the Company from successfully achieving its goals. Moreover our success continues to depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. The competition for web developers, creative personnel and technical directors is especially intense because of the high demand for such individuals. If we are unable to hire, assimilate and retain such qualified personnel in the future, such inability would have a material adverse effect on our business, operating results and financial condition. The Company may also depend on Third party contractors and other partners to develop its website and proprietary technologies as well as any future enhancements thereto, if initially developed. There can be no assurance that we will be successful in either attracting and retaining qualified personnel, or creating arrangements with such Third parties. The failure to succeed in these endeavors will have a material adverse effect on the Company and its ability to consummate its business plans.

If the website fails to gain market acceptance, we may not have sufficient capital to pay our expenses and to continue to operate

In the event that all of the Shares are sold and the Company successfully completes the development of the website, our ultimate success will depend on generating revenues from the advertisement placements on the website and sale of services through the website. The market for social networking services is subject to continually changing consumer and industry preferences and the frequent introduction of new websites. As a result, the website and proprietary technologies even if developed may not achieve and sustain market acceptance sufficient to generate revenues to cover our costs and allow us to become profitable or even continue to operate.

Website development schedules are long and frequently unpredictable, and we may experience delays in introducing the website, which may adversely affect our ability to continue our operations.

We have projected that the development cycle for version 1.0 of our website will be between 6 months and 1 year.   If any unanticipated delay affects the release of version 1.0 of the website or any subsequent versions, we may not achieve anticipated revenues and may not have the capital necessary to continue operations.

We may be dependent on third parties to complete the development of the website and proprietary technologies, and any increased costs associated with third party developers or any delay or interruption in production would negatively affect both our ability to develop the website and proprietary technologies and our ability to continue our operations.

We may need to rely on third parties to complete the development of portions of the website and proprietary technologies. The costs associated with relying on third parties may increase our development costs and negatively affect our ability to operate. Since we have less control over a third party because we cannot control the developer’s personnel, schedule or resources we may experience delays in finalizing the website.  In addition aspects of the website and proprietary technologies may not match our expectations. If this happens we could lose anticipated revenues from the website and  may not have the capital necessary to continue our operations. In addition we may be required to rely on certain technology that we will license from third parties, including technology that we integrate and use with our internally developed technology. We cannot provide any assurances that these third party technology licenses will be available to us on commercially reasonable terms. The inability to establish any of these technology licenses, or the loss of such licenses if established, could result in delays in completing our website and proprietary technologies until equivalent technology could be identified, licensed and integrated. Any such delays could materially adversely affect our business, operating results and financial condition.

We face the risks of changing consumer and industry preferences and uncertainty of market acceptance of our website and services.

Our social networking and anciallary services are new and evolving concepts. The level of demand and market acceptance of online tutoring , social networking and job placement in general, and of any one website in particular, are subject to a high degree of uncertainty. As consumer and industry preferences and trends evolve, there is a high degree of uncertainty about whether users will continue to value some or all of the key features which we intend to incorporate into the website. The failure of the marketplace to deem our features desirable may discourage use of our website and limit the ability of the Company to generate revenues. Further, tutoring and job placement from other sources, including phone tutoring and employment recruiters, among others, could erode the growth of the online tutoring and job placement industries.  Furthermore, it is unclear whether the marketplace will accept a website which combines tutoring and job placement services as this model has not yet been attempted to the best of our knowledge.  A decline in the popularity of online tutoring and job placement in general or a lack of marketplace acceptance of our model will likely have a materially adverse affect on our business and prospects.

We operate in a highly competitive industry and compete against many large companies

Many companies worldwide are dedicated to social networking and ancillary services related to social networking.. We expect more companies to enter both industries. Our competitors in both industries vary in size from small companies to very large companies with dominant market shares and substantial financial resources.  The Company’s website will be in competition with these companies and others. Many of our competitors have significantly greater financial, marketing and development resources than we have. As a result, we may not be able to devote adequate resources to develop, acquire or license new technologies, undertake extensive marketing campaigns, adopt aggressive pricing policies or adequately compensate our developers to the same degree as certain of our competitors.

As the social networking and ancillary industries in many of our proposed markets are relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our website and technologies.  These products and services may significantly affect the demand for our services, assuming we are successful in developing our website. In addition, any of our current or future competitors may be acquired by, receive investments from or enter into other strategic relationships with larger, longer-established and better-financed companies and therefore obtain significantly greater financial, marketing and technology licensing and development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

Our management has no experience in our relatively new industry, which may make it difficult for you to evaluate our business prospects

Our senior management and employees do not have any direct experience in the social networking and ancillary businesses. There can be no assurance that such employees will be successful in working together to develop the website and proprietary technologies. In addition, the social networking and ancillary industries are relatively new. Only a limited number of companies have successfully commercialized such services on an international scale. You must consider our business prospects in light of the risks and difficulties we will encounter in the future in a new and rapidly evolving industry. We may not be able to successfully address these risks and difficulties, which could materially harm our proposed business prospects, financial condition and results of operations.

Undetected programming errors or flaws in our website and proprietary technologies could harm our reputation or decrease market acceptance of the website and services offered, which would materially and adversely affect our business prospects, reputation, financial condition and results of operations

The website and proprietary technologies may contain programming errors or flaws, which may become apparent only after its release. In addition, the website and proprietary technologies may be developed using programs and engines developed by and/or licensed from third party vendors, which may include programming errors or flaws over which we have no control. If our users have a negative experience with the website and proprietary technologies related to or caused by undetected programming errors or flaws, they may be less inclined to continue or resume use of our services or recommend our services to other potential users. This could materially and adversely affect our business, financial condition and results of operations.

Unexpected network interruptions, security breaches or computer virus attacks could harm our business

Should the website and proprietary technologies be successfully developed, the Company will be required to develop, and maintain a substantial computer network infrastructure. Any failure to maintain satisfactory performance, reliability, security and availability of such network infrastructure, whether maintained by us or by third parties, may cause significant harm to our ability to attract and maintain users for our services. Major risks relating to any such future  network infrastructure include:

•
any breakdowns or system failures, including from fire, flood, earthquake, typhoon or other natural disasters, power loss or telecommunications failure, resulting in a sustained shutdown of all or a material portion of our servers; and

•	any security breach caused by hacking, loss or corruption of data or malfunctions of software, hardware or other computer equipment, and the inadvertent transmission of computer viruses.

Any of the foregoing factors could reduce a future users’ satisfaction, harm our business and reputation , have a material adverse effect on our financial condition and results of operations and result in the loss of a subscribers entire investment.

Our Lack of Patent and/or Copyright Protection and any unauthorized use of the website and/or proprietary technologies by third parties, may adversely affect our business

We have not filed for any patent and/or copyright protection for our website, planned proprietary technologies and/or planned products. Presently we intend to rely on trade secret protection and/or confidentiality agreements with our employees, customers, business partners and others to protect our intellectual property rights. Despite certain precautions taken by us, it may be possible for third parties to obtain and use our intellectual property without authorization. This risk may be increased due to the lack of any patent and/or copyright protection.  If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. Management will from time to time determine whether applying for patent and copyright protection is appropriate for us. We have no guarantee that, if filed, any applications will be granted or, if awarded, whether they will offer us any meaningful protection from other companies in our business. Furthermore, any patent or copyrights  that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to awards for damages.

We may be subject to claims with respect to the infringement of intellectual property rights of others, which could result in substantial costs and diversion of our financial and management resources

We cannot be certain that the website and proprietary technologies will not infringe upon patents, copyrights or other intellectual property rights held by third parties. While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings. Additionally, most patent applications are kept confidential for twelve to eighteen months, or longer, and we would not be able to be aware of potentially conflicting claims that they make. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternative technology or obtain other licenses. In addition, we may incur substantial expenses in defending against these third party infringement claims and be diverted from devoting time to our business and operational issues, regardless of the merits of any such claim. Successful infringement or licensing claims against us may result in substantial monetary damages, which may materially disrupt the conduct of our business and have a material adverse effect on our reputation, business, financial condition and results of operations.

Our businesses may be adversely affected by developments in the Indian economu

Even if the website and proprietary technologies are successfully developed and obtain market acceptance, of which there can be no assurance, our future performance will depend in large part on the future economic conditions in India.  Accordingly, our business, financial condition, results of operations and prospects are subject to the economic, political, legal and regulatory conditions and developments in India. Any decline in the general economy of India or concern about an imminent decline could delay decisions by prospective customers to make initial evaluations of, or purchases of, our products. Any reduction of or delays in expenditures would harm our business. Adverse developments in the Indian markets may have an adverse effect on the number of our subscribers and results of operations, which could have a material adverse effect on our business.

Because our website, products and services have not yet been created we have no name recognition, which may  prevent us from generating revenues, which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted any significant advertising, there is little or no recognition of the Firefish brand name. However, substantially all of the company’s future revenues are expected to be derived from our website.  Accordingly, broad acceptance by customers of the Company’s website, services and proprietary technologies are critical to the Company’s future success.  Because our lack of name recognition, potential users of our products or joint venture partners may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

If we are unable successfully to manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to utilize the proceeds of this offering, if any, to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development or production delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Our future growth is largely dependent upon our ability to develop technologies that achieve market acceptance with acceptable margins.

Our future growth rate depends upon a number of factors, including our ability to: identify emerging technological trends in our target end-markets; develop and maintain competitive products; create our website and proprietary technologies with innovative features that differentiate our products from those of our competitors; and develop, manufacture and bring products to market quickly and cost-effectively. Our ability to develop the website and proprietary technologies will require substantial technological innovation and requires the investment of significant resources. These development efforts  may not lead to the development of the website and/or proprietary technologies on a timely basis or that meet the needs of our customers as fully as competitive offerings. In addition, the markets for our products may not develop or grow as we anticipate. The failure of our products to gain market acceptance or their obsolescence due to more attractive offerings by competitors could significantly reduce our revenues and adversely affect our business, operations and financial results.

We will be dependent upon advertising revenue as the initial source our revenue.

We expect that advertising revenue will be a significant source of revenue in the foreseeable future, although we intend to reduce our dependence on it by attempting to develop ancillary business offerings to our core social networking services. Advertising contracts are often short-term and/or terminable by the advertiser at any time with little notice. Thus, we have no assurance that we will be able to obtain, and if obtained, retain advertising contracts. Our ability to generate advertising revenue will, in addition to the successful completion of our website and proprietary technologies, depend on several factors, including:

The continued development of the Internet as an advertising medium;

The pricing of advertising on other Internet sites;

The amount of traffic;

Pricing pressures, delays and new product launches;

Our ability to achieve, demonstrate and maintain attractive user demographics;

Our ability to develop and retain a skilled advertising sales force.

We may incur substantial unanticipated costs related to our website and proprietary technologies

Due to changes in technology, new product announcements, competitive pressures, system design and/or other specifications we may be required to change the current plans for our website and proprietary technologies. Therefore, we cannot provide any assurances that the website and proprietary technologies can be completed within our projections. In case of budget over-runs and additional expansions, we may choose to finance such capital expenditures through the issuance of additional equity or debt securities, by obtaining a credit facility or by some other financing mechanism. If we choose to seek financing for such expenditures, we cannot provide any assurances that such financing will be available on terms reasonably acceptable to us or at all.

Any Capacity Constraints Or System Disruptions Could Have A Material Adverse Effect

Our business will rely significantly on Internet technologies and infrastructure. Therefore, the performance and reliability of our Internet sites and network infrastructure will be critical to our ability to attract and retain users, advertisers, merchants and strategic partners. Any system error or failure, or a sudden and significant increase in traffic, may result in the unavailability of sites and significantly delay response times. Individual, sustained or repeated occurrences could result in a loss of potential or existing users, advertisers or strategic partners. In addition, because our advertising revenue is expected to be directly related to the number of advertisements it delivers to users, system interruptions or delays would reduce the number of impressions delivered and thereby reduce its revenue.

Our systems and operations will be vulnerable to interruption or malfunction due to certain events beyond our control, including natural disasters, telecommunications failures and computer hacking. We will also rely on Web browsers and online service providers to provide Internet access to its sites. There can be no assurance that we will be able to expand its network infrastructure, either itself or through use of third-party hosting systems or service providers, on a timely basis sufficient to meet demand. We may also have to build redundant facilities or systems, produce a formal disaster recovery plan and possibly obtain sufficient business interruption insurance to compensate for losses that may occur. Any interruption to its systems or operations could have a material adverse effect on company’s business and its ability to retain users, advertisers and strategic partners. Currently, the company does not have the above-stated plans in place.

Natural Disasters Can Affect Our Business in a Negative Manner

The Company's operations and services depend on the extent to which its computer equipment and the computer equipment of its third-party network providers is protected against damage from fire, earthquakes, power loss, telecommunications failures, and similar events.

Despite precautions taken by the Company and its third-party network providers, over which it has no control, a natural disaster or other unanticipated problems at its headquarters or a third-party provider could cause interruptions in the services that it provides. If disruptions occur, the Company may have no means of replacing these network elements on a timely basis or at all. The Company does not currently maintain fully redundant or back-up Internet services or backbone facilities or other fully redundant computing and telecommunications facilities. Any accident, incident, system failure, or discontinuance of operations involving our network or a third-party network that causes interruptions in our operations could have a material adverse effect on its ability to provide services to its customers and, in turn, on its business, financial condition, and results of operations.

Our Business will be Dependent Upon Broadband Carriers

The Company will rely on broadband providers  to provide high speed data communications capacity to our customer. The Company may experience disruptions or capacity constraints in these Broadband services. If disruptions or capacity constraints occur, the Company may have no means of replacing these services, on a timely basis or at all.  In addition, broadband access may be limited or unavailable in certain areas, thereby reducing our potential market.

Risks of International Operations

The Company intends to develop and market its products in India.  India  has technology and online industries that are less well developed than in the United States.

There are certain risks inherent in doing business in international markets, which apply to India, such as the following:

Uncertainty of product acceptance by different cultures;

Unforeseen changes in regulatory requirements;

Difficulties in staffing and managing multinational operations;

State-imposed restrictions on the repatriation of funds;

Currency fluctuations;

Difficulties in finding appropriate foreign licensees or joint venture partners;

Potentially adverse tax consequences;

Less stringent and/or narrower intellectual property protection.

There is a risk that these factors will have an adverse effect on our ability successfully to operate internationally and on our results of operations and financial condition.

Acquisition And Investment Strategy May Not Be Successful And Could Adversely Affect Its Business

In the future, the Company may acquire additional products, technologies or businesses, or enter into joint venture arrangements for the purpose of complementing or expanding our business or we may make investments in a new unrelated businesses, products, services or technologies. There can be no assurance that it will be able to identify suitable acquisition or investment candidates. Even if it does identify suitable candidates, there can be no assurance that it will be able to make such acquisitions or investments on reasonable commercial terms or successfully assimilate personnel, operations, products, services or technologies into its operations. This could disrupt it’s ongoing business, distract the management and employees, increase it’s expenses, including amortization of goodwill, and materially and adversely affect it’s financial condition and results of operations. Furthermore, the incurrence or issuance of debt or equity securities may be attributed to the company to fund any future acquisitions.

Projections contained in this Prospectus may not be attained

The use of proceeds and project implementation projections, as well as other projections contained in this prospectus, were prepared by the Company in good faith based upon assumptions that the Company believes to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of operations for the Company, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Therefore, the actual results of operations are likely to vary from the projections and such variations may be material and adverse to the Company.

The projections are included solely to give prospective investors information concerning the Company’s estimates of future operating results based on our assumptions and no assurance can be given that such results will be achieved. The Company reserves the right to conduct its business in a manner different from that set forth in the assumptions as changing circumstances may require.

The ownership by the Company’s Officers and Directors of a large amount of our Common Stock may limit minority shareholders’ ability to influence corporate affairs.

Our officers and directors and their affiliates currently own an aggregate of 6,666,666 shares. Assuming that no options and warrants are exercised the Company would have outstanding 9,822,221 shares of common stock. In such event our officers and directors would own approximately 67.9% of our outstanding common stock and be in a position to significantly affect all matters requiring shareholder approval, including the election of directors.  The interests of our officers and directors may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding their decisions. This level of control may also have an adverse impact on the market value of our Shares because they may institute or undertake transactions, policies or programs that result in losses, may not take steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

As a public company, we will incur substantial expenses.

If we are able to have our Shares quoted on the Over the Counter Bulletin Board, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

We may be exposed to potential risks resulting from new requirements under the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our Shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under the Sarbanes-Oxley Act of 2002 we may be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year. Furthermore, our independent registered public accounting firm may  be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting . We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The offering price of the Shares in this Offering, was not determined by traditional criteria of value.

The offering price of the Shares being offered pursuant to this Prospectus, was arbitrarily established by us and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

If a market for our Shares does not develop, shareholders may be unable to sell their Shares.

A market for the Shares may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our Shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our Shares are not traded on the bulletin board or if a public market for our Shares does not develop, investors may not be able to re-sell the shares of our Shares that they have purchased and may lose all of their investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase the Shares.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own Common Stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase Shares.

Because we will be subject to the “Penny Stock” rules if the Shares are quoted on the over-the-counter bulletin board, the level of trading activity in the Shares may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on FINRA). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in the Shares may find it difficult to sell their Shares.

If The Shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that the Shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for the Shares to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of The Shares will be terminated following a 30 day grace period if we do not make our required filing during that time. If The Shares are not eligible for quotation on the over-the-counter bulletin board, investors in the Shares may find it difficult to sell their Shares.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell Shares in those states. There is no public market for the Shares, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of the Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Shares may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of the Shares. We may not be able to qualify securities for resale in states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “PLAN OF DISTRIBUTION-State Securities-Blue Sky Laws.”

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our Shares, sales of our Shares relying upon rule 144 may depress prices in that market by a material amount.

All of the currently outstanding shares of our Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of two years.  Presently shares of restricted Common Stock held by non-affiliates of the Company may be sold, subject to compliance with Rule 144 six months after issuance. Sales under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.  We cannot predict whether the proposed rule will be adopted, and if adopted, what its final provisions will be and how it will affect our securities.

Cautionary Note Regarding Forward Looking Statements

Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations,"  “Description of Business” and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements

USE OF PROCEEDS

We estimate that, if our offering is fully subscribed and all warrants are exercised, we will receive net proceeds of $3,200,000 from our sale of 3,000,000 Shares and the exercise of existing warrants to purchase 1,000,000 shares. This estimate is based on an offering price of $1.00 per Share and a warrant exercise price of $0.45 per share. We estimate that our direct costs of this offering (SEC filing fees, legal, accounting, printing and miscellaneous expenses) will be $250,000.

The primary purposes of this offering are to obtain additional capital to develop our website and our proprietary technologies, establish marketing and support infrastructures, and provide working capital. The table below represents our best estimate of the allocation of the net proceeds, including the priorities for the use of the proceeds, based upon our current business plan and assuming that all of the Shares are sold and the warrants are exercised.

Assuming the Sale of All Shares and Exercise of All Warrants

Gross Proceeds from Offering (before offering expenses)	$3,450,000	100%

Offering Expenses	250,000	7.2%
(Legal, Accounting, Filing Fees)

Website and proprietary technology development (including salaries, consulting fees, infrastructure and equipment costs)	1,500,000	43.5%

Marketing and Advertising Expenses	550,000	15.9%

Working Capital (including server and web maintenance expenses and hosting fees, office expense, general administration expenses and professional fees)	1,150,000	33.3%

Total	$3,450,000	100%

Assuming the Sale of 50% of the Shares and Exercise of 50% of the Warrants

Gross Proceeds from Offering (before offering expenses)	$1,725,000	100%

Offering Expenses	250,000	14.5%
(Legal, Accounting, Filing Fees)

website and proprietary technologies development (including salaries, consulting fees, infrastructure and equipment costs)	750,000	43.5%

Marketing and Advertising Expenses	210,000	12.2%

Working Capital (including web site development, office expense, general administration expenses and professional fees)	515,000	29.9%

Total	$1,725,000	100%

Assuming the Sale of 10% of the Shares and Exercise of 10% of the Warrants

Gross Proceeds from Offering (after selling commission of 13%)	$345,000	100%

Offering Expenses	250,000	72.5%
(Legal, Accounting, Filing Fees)

Development of proprietary technologies title ( including salaries, consulting fees, and infrastructure equipment costs)	56,000	16.2%

Marketing and Advertising Expenses	0	0%

Working Capital (including web site development, office expense, general administration expenses and professional fees)	39,000	11.3%

Total	345,000	100%

The amounts set forth merely indicate the general application of net proceeds of the offering. Actual expenditures relating to the development of our business may differ from the estimates depending on the efficacy of our website and proprietary technology development efforts, unanticipated costs in connection therewith as well as changes in the industry and actions of our competitors among other causes.  There can be no assurance we will be successful in our efforts to secure investors to invest in our Offering and/or obtain alternative financing. In the event all of the Shares are not sold, management in their sole discretion will allocate the proceeds of this Offering in a manner in which they determine will be in the best interests of the Company. In such an event we may not be able to complete the development of the website and proprietary technologies, and follow our business plan. This may have a significant impact on our ability to continue operating our business. Moreover even if all of the Shares are sold, management reserves the right to alter the above projected use of proceeds if it determines that such changes will be in the best interests of the Company.  Accordingly, the amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development and marketing activities and competition. Accordingly, our management will have broad discretion in the use of the net proceeds from this offering. Pending the use of proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, generally government securities and cash.

DETERMINATION OF OFFERING PRICE

Since none of our securities are listed or quoted on any exchange or quotation system, the offering price of our Shares was unilaterally determined solely by our Board of Directors.

The facts we considered in determining that offering price were:

our financial condition and prospects;

the online tutoring and employment placement markets in general our limited operating history;

the general condition of the securities market; and

management’s informal prediction of demand for securities such as the Shares,

The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading History

There is currently no public or other market for our Shares, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with the FINRA on our behalf so as to be able to quote the shares of our Common Stock on the over-the-counter bulletin board (the “OTCBB”) maintained by the FINRA. As of the date of this prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, with a par value of $.001 per share. As of July 15, 2009 there were 9,822,221 shares of our Common Stock issued and outstanding. No preferred stock is authorized. As of July 15, 2009 our shares of common stock were held by 40 stockholders of record.

Share Purchase Warrants

Prior to this offering, we have issued warrants to purchase an aggregate of 1,000,000 shares of our Common Stock. The warrants are exercisable at a price of $.45 per share through June 29, 2010.   As of July 15, 2009, all of the warrants are outstanding and none have been exercised.

Convertible Securities

Other than the warrants described above, we have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

 DIVIDEND POLICY

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our Units on the expectation of future dividends.

CAPITALIZATION

The table below sets forth our capitalization as of March 31, 2009, on an actual basis and on a pro forma, as adjusted basis to give effect to, the issuance of 3,000,000 Shares and exercise of 1,000,000 warrants (the maximum number of shares and warrants outstanding) 1,500,000 Shares and exercise of 500,000 warrants (50% of the Shares offered and warrants outstanding) and 300,000 Shares and exercise of 100,000(10% of the Shares offered and warrants outstanding) at an offering price of $1.00 per Share, and a warrant exercise price of $0.45 per share and after deducting estimated offering expenses of approximately $250,000.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, contained in this prospectus and our consolidated financial statements and the related notes beginning on page F-1 of this prospectus.

	March 31, 2009 Actual	Pro Forma Adjustment	Pro Forma Assuming all Shares are sold and Warrants Exercised
Stockholders Equity

Common Stock, $.001 par value
Authorized- 100,000,000 shares
Issued and Outstanding 9,822,221	9,822	4,000	13,822
Additional Paid in Capital	416,845	3,196,000	3,612,845
Total Capitalization	$426,667	$3,200,000	3,626,667

	March 31, 2009 Actual	Pro Forma Adjustment	Pro Forma Assuming 50% of Shares are sold and 50% of Warrants Exercised
Stockholders Equity

Common Stock, $.001 par value
Authorized- 100,000,000 shares
Issued and Outstanding 9,822,221	9,822	2,000	11,822
Additional Paid in Capital	416,845	1,473,000	1,889,845
Total Capitalization	$426,667	$1,475,000	1,901,667

	March 31, 2009 Actual	Pro Forma Adjustment	Pro Forma Assuming 10% of Shares are sold and 10% of Warrants Exercised
Stockholders Equity

Common Stock, $.001 par value
Authorized- 100,000,000 shares
Issued and Outstanding 9,822,221	9,822	400	10,222
Additional Paid in Capital	416,845	94,600	511,445
Total Capitalization	$426,667	$95,000	521,667

DILUTION

“Dilution” is the difference between the per-share offering price herein and the net tangible book value of the shares of Common Stock immediately after the close of the Offering. Dilution is due in part to (i) the arbitrary decision by the Company as to the offering price of the Shares being offered; (ii) the book value of the common shares outstanding prior to this Offering being lower than the offering price; and (iii) the expenses to be incurred by the Company in connection with the sale of its securities as described herein.

We were initially capitalized by the sale of common stock to our founders and other investors.  The following table sets forth the difference between our initial investors and purchasers of the Shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.

Purchasers of our common stock in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The table below assumes that all of the Shares offered hereby are sold and all of the outstanding warrants exercised.
	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Initially Invested	9,822,221	71.1%	$416,667	10.8%	$0.04
New Investors	4,000,000	28.9%	3,450,000	89.2%	0.86

Total	13,822,221	100%	$3,866,667	100%	$0.28

As of March 31, 2009, the net tangible book value of our common stock was $290,266 or $.029 per share based on the 9,822,221 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 3,000,000 Shares, which is the maximum offered in this Offering, at an offering price of $1.00 per share and after the exercise of the warrants representing 1,000,000 Shares at an exercise price of $.45 and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $3,130,266 or $0.226 per share, based on the 13,822,221 shares outstanding at that time. This represents an immediate dilution (i) (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $0.774 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis).

(i) Calculations concerning dilution are based on an assumption of the offering being fully subscribed and assumes that all outstanding warrants are exercised.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

Assuming all Shares
Are sold
Offering price	$1.00
Net tangible book value before offering	$.029
Increase attributable to the offering	$0.233
Net tangible book value
after giving effect to the offering	$0.262
Per share Dilution to new investors	$0.774
Percent Dilution per share	77.4%

The table below assumes that 1,500,000 Shares (50%  of the  Shares offered hereby)  are sold and 500,000 of the outstanding warrants (50% of the outstanding warrants) are exercised.
	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Initially Invested	9,822,221	83.1%	$416,667	19.5%	$.042
New Investors	2,000,000	16.9%	1,725,000	80.5%	.862

Total	11,822,221	100%	$3,866,667	100%	$.181

As of March 31, 2009, the net tangible book value of our common stock was $290,266or $.029 per share based on the 9,822,221 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 1,500,000 Shares, which is 50% of what is offered in this Offering, at an offering price of $1.00 per share and after the exercise of 50% of the outstanding warrants representing 500,000 Shares at an exercise price of $.45 and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $1,765,266 or $0.149 per share, based on the 11,822,221 shares outstanding at that time. This represents an immediate dilution (i) (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $.851 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis).

(i) Calculations concerning dilution are based on an assumption of the offering being 50% subscribed and assumes that 50% of outstanding warrants are exercised.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

Assuming 50% of Shares and Warrants

Offering price	$1.00
Net tangible book value before offering	$0.029
Increase attributable to the offering	$0.120
Net tangible book value
after giving effect to the offering	$0.149
Per share Dilution to new investors	$0.839
Percent Dilution per share	83.9%

The table below assumes that 300,000 Shares (10%  of the  Shares offered hereby) are sold and 100,000 of the outstanding warrants (10% of all outstanding warrants) are exercised.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Initially Invested	9,822,221	96.1%	$416,667	54.7%	$.042
New Investors	400,000	3.9%	345,000	45.3%	.862

Total	10,222,221	100%	$761,667	100%	$.07

As of March 31, 2009, the net tangible book value of our common stock was $290,266 or $.029 per share based on the 9,822,221 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 300,000 Shares, which is 10% of what is offered in this Offering, at an offering price of $1.00 per share and after the exercise of 10% of the outstanding warrants representing 100,000 Shares at an exercise price of $.45 and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $385,266 or $0.035 per share, based on the 10,822,221 shares outstanding at that time. This represents an immediate dilution (i) (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $.965 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis).

(i) Calculations concerning dilution are based on an assumption of the offering being 10% subscribed and assumes that 10% of outstanding warrants are exercised.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

Assuming 10% of Shares and Warrants

Offering price	$1.00
Net tangible book value before offering	$.029
Increase attributable to the offering	$.006
Net tangible book value
after giving effect to the offering	$0.035
Per share Dilution to new investors	$0.965
Percent Dilution per share	96.5%

We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

SELECTED FINANCIAL DATA

BALANCE SHEET DATA – As of March 31, 2009

Cash:	$130,266
Prepaid Expenses	160,000
Total Assets:	290,266
Accounts Payable and Accrued Expenses:	10,055
Total Current Liabilities:	10,055
Total Shareholders’ equity (deficit):	280,211
Total Liabilities and Shareholders’ Equity:	$290,266

Statement of Operations Data: For the Period from April 29, 2008 (inception) Through August 31, 2008

Revenues:	$0
Operating Expenses:	146,456
Net Loss:	$146,456
Basic & diluted earnings per share	$0.02
Weighted Average shares	9,248,484

The foregoing summary information is qualified by and should be read in conjunction with our audited financial statements and accompanying footnotes.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

We were incorporated in Nevada in April 2008. We are a development stage company and have had limited business operations. For the period from inception through the date of this prospectus, we have concentrated our efforts on developing a business plan which is designed to allow us to create our website and proprietary technologies for use on our website. Those activities included, but were not limited to, securing initial capital in order to fund the development of the pilot version of our website, developing our business plan, and other pre-marketing activities.

Results of Operations

The following discussion analyzes our results of operations for the period from April 29, 2008 (inception) to March 31, 2009. The following information should be considered together with our consolidated financial statements for such period and the accompanying notes thereto.

Losses for Period from April 29, 2008 (inception) through March 31, 2009:

We incurred a net loss on zero net revenue for the period from April 29, 2008 (inception) through March 31, 2009.

Lack of Revenue:    As is common with a company in the development stage, the Company had no revenue for the period from April 29, 2008 (inception) through March 31, 2009. During such time we devoted our efforts to formalizing our business plan and raising initial capital to commence our operations.

Expenses:    We had expenses related to general and administrative expenses and website development for the period from April 29, 2008 (inception) through March 31, 2009 and our expenses were 146,456, which constituted our entire loss.

Liquidity and Capital Resources

We had cash on hand of approximately $130,266 as of March 31, 2009. Since we have not realized any revenues, these funds were generated through the sale of stock to our Founders and initial investors. Since our inception, we have been operating the Company in a minimalistic manner due to limited cash resources. Rather than fully implementing our business plan, we have focused on research and the development of our business plan. We have just begun paying a $5,000 per month salary to our sole employee. The Company’s existing cash on hand will not be sufficient for the Company to complete its current business plans. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to develop our website and proprietary technologies. Management’s principal strategy to accomplish that task is through the equity funding that it anticipates receiving from this Offering, which the Company projects will allow it to meet its goals of completing the development of the website and the Company’s proprietary technologies, and implementing a sales and marketing effort to introduce the website, the Company’s proprietary technologies and services to the engineering community. However there is no assurance that sufficient proceeds from the sale of the Shares will be raised in this offering to allow the Company to meet its plans.

Even if our Offering is successful, our ability to continue in business as a viable going concern can only be achieved when our revenues reach a level that sustains our business operations. If we are successful in selling all of the shares, we project that our website and proprietary technologies will not be ready for full scale introduction to the marketplace until 2009. Accordingly we do not project that significant revenue will be developed until 2010 at the earliest. While it is impossible to predict the amount of revenues, if any, that we may receive from our website, proprietary technologies and services, we presently believe , based solely on our internal projections, that we will generate revenues sufficient to fund our planned business operations if the website and proprietary technologies are actually developed in accordance with our plans. However there can be no assurance that our belief will be realized. There can be no assurance that this Offering will raise sufficient proceeds, or any proceeds, for us to implement fully our proposed business plan to aggressively develop, complete, and market the website, our proprietary technologies.  Moreover there can be no assurance that even if our website and proprietary technologies are developed, that we will generate revenues sufficient to fund our operations.  In either such situation, we may not be able to continue our operations and our business might fail, and you may lose your entire investment.

During 2009, our ability to execute on our current plan of operations is dependent on raising proceeds from this offering. We will utilize our existing cash to attempt to complete a pilot version of our website. We will not be able to attempt the full development of the website or proprietary technologies. In such event we will attempt to seek out alternative forms of financing and/or attempt to enter into joint ventures or partnerships in order to raise sufficient funds to attempt to execute on our business plans to fully develop the website and multiple proprietary technologies.

In the event that we are successful in selling only 10% of the Shares offered, $95,000 in net proceeds (assuming $250,000 in offering costs) will be available for use by us. In such event our plan of operations will change to focus on the development of the website without any proprietary technologies.  We will significantly reduce our hiring plans by seeking to hire only a small number of key individuals and rely significantly on the skills of Harshawardhan Shetty. We believe that such proceeds will allow us to continue operations through 2009 and we will be required to generate revenues in excess of cash expenses in 2010 in order to continue operations. We will attempt to raise additional funds in 2010 in the event that our cash flow requirements are not satisfied by revenues. We also will look to raise additional funds in order to allow us to commence development of the proprietary technologies.

In the event that we are successful in selling only 50% of the Shares offered, $1,475,000 in net proceeds (assuming $250,000 in offering costs) will be available for use by us. In such event we will scale back our current hiring plans and marketing plans in 2009 and 2010 but will proceed as planned with the development of the website and proprietary technologies. As a result of reduced funding a smaller number of features will be built into the website. It is anticipated that this lower level of funding will allow the Company to operate, based on its current plan of operations, through 2009 without the need to generate revenues or seek out additional funding.  Additional funding will be needed if revenues from our services are not sufficient to meet our cash flow needs and marketing plans.

In the event that we are successful in selling all of the Shares offered, approximately $3,200,000 in net proceeds (assuming $250,000 in offering costs) will be available for use by us. Based on our current projections, we believe that such funds should be sufficient for us to complete the development of the website and multiple proprietary technologies. Accordingly we believe that such proceeds will be sufficient for us to continue our planned operations throughout 2009.

The foregoing use of proceeds and project implementation projections were prepared by us in good faith based upon assumptions that we believe to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of our operations, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Therefore, the actual results of operations are likely to vary from the projections and such variations may be material and adverse to the Company. Therefore the projections are included solely to give prospective investors information concerning the Company’s estimates of future operating results based on our assumptions and no assurance can be given that such results will be achieved. The Company reserves the right to conduct its business in a manner different from that set forth in the assumptions as changing circumstances may require. Moreover, due to changes in technology, new product announcements, competitive pressures, system design and/or other specifications, we may be required to change the current plans for our website and proprietary technologies. Therefore, we cannot provide any assurances that the website and proprietary technologies can be completed within our projections. In case of budget over-runs and additional expansions, we may choose to finance such capital expenditures through the issuance of additional equity or debt securities, by obtaining a credit facility or by some other financing mechanism. If we choose to seek financing for such expenditures, we cannot provide any assurances that such financing will be available on terms reasonably acceptable to us or at all.

The following summarizes our cash flows during the period from April 29, 2008 (inception) through March 31, 2009:

Cash flows from Operating Activities:

Net Loss	$146,456

Increase in accounts payable	10,055

Increase in prepaid expenses	(160,000)

Net Cash used in Operating Activities	(296,401)

Cash flows from Investing Activities	-

Proceeds from issuance of Common Stock and Warrants	426,667

Net cash provided from Financing Activities	426,667

Net increase in cash and cash equivalents	$130,266

Related Party Transactions

From inception through the date of this Prospectus, the Company has utilized offices leased by affiliates of Harshawardhan Shetty without charge. There are no commitments for any operating or capital leases for executive or corporate offices.  We have also entered into an agreement, as described below under the section entitled “Contractual Obligations” with Zoma Ventures LLC to provide us with services related to our public offering.  Management of Zoma Ventures LLC is affiliated with our investor and warrant holder, Genesis Venture Fund India I, LP.

Contractual Obligations

                The Company has entered into an Employment Agreement with Harshawardhan Shetty, our sole executive officer dated November 12, 2008.  The Employment Agreement provides that Mr. Shetty may receive a monthly salary of $5,000, which he has begun to draw as of October 1, 2008.  The Employment Agreement provides that Mr. Shetty’s 6,666,666 common shares that he owns in the Company are subject to repurchase by the Company at $0.001 per share until the second anniversary of the Employment Agreement, but only in the event his services to the Company are terminated voluntarily or with Cause, as defined in the Employment Agreement.  The Employment Agreement provides that our sole executive officer is eligible to participate in our equity incentive plans and other employee benefit programs, if any.  However, there can be no assurance that we will adopt such plans.

The Company has also entered into an agreement with Zoma Ventures, LLC.  Zoma Ventures, LLC has agreed to manage the public offering process for Firefish, including hiring additional service providers and making disbursements to the Company’s independent auditors, legal counsel and other service providers.  Firefish has prepaid Zoma Ventures, LLC $250,000 toward these services.

Off-Balance Sheet Arrangements

                We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures that is material to stockholders.

Critical Accounting Policies

                Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in note 1 of the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements:

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.  During September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which is effective for fiscal years beginning after November 15, 2007 with earlier adoption encouraged. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157, which delayed the effective date of SFAS 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until January 1, 2009.   The Company adopted SFAS 157 on April 29, 2008 (date of inception) for all financial assets and liabilities, but the implementation did not require additional disclosures or have a significant impact on the company's financial statements.  The company has not yet determined the impact the implementation of SFAS 157 will have on the company’s non-financial assets and liabilities which are not recognized or disclosed on a recurring basis.  However, the company does not anticipate that the full adoption of SFAS 157 will significantly impact their financial statements.

Income Taxes:

As we did not earn any revenue or incur any expenses during the period from April 29, 2008 (inception) to March 31, 2009, we have no income tax obligation or benefit.

OUR BUSINESS
Overview

We were incorporated in Nevada on April 29, 2008 under the name Firefish, Inc. Our principal offices are currently located at 5-33 47th Road, 2nd Floor, Long Island City, NY 11101. We occupy this office, which is leased by an affiliate of Harshawardhan Shetty, on a rent free basis. Our current telephone number is (415) 359-5695.  We have established a web site to test certain potential Internet offerings, including potential tutoring adjunct to our social networking platform (www.firefish.co.in). Prospective investors are strongly cautioned that any information appearing on our web site should not be deemed to be a part of this prospectus, and should not be utilized in making a decision to buy our securities.

We are a start up education venture that intends to develop an online social networking portal with associated mobile device functionality targeted to young, lower middle class residents of India.  We were originally started by an Indian engineer, our CEO Harshawardhan Shetty, to offer social networking services to young engineering professionals and engineering students in India, including connecting our network members with potential tutoring clients, job placements and professional development resources.  We quickly realized that social networking, job placement and tutoring for engineers were barely scratching the surface of the underserved demographic in India in need of social networking services. We discovered that the  need for social networking services and ancillary offerings was much bigger than just engineers and included virtually everyone in the 18-24 year old, lower-middle class demographic.  Although we are still evaluating whether to offer job placement and tutoring services via our social networking portal, we intend for the bulk of the revenue and the bulk of the web development to be focused on developing a wide-ranging, robust social networking platform for our core demographic.  Initially this portal will attract members through the educational offerings and partnerships we intend to develop with educational institutions, colleges and education NGOs (non-governmental organizations).  The portal represents an opportunity for users to practice their English in a compelling social environment and to access the powerful features of social networking platforms via their mobile device.   We intend to develop proprietary technology which will enhance the quality of community interaction amongst users of the portal and provide an expanding universe of social networking applications on the portal which will attract and delight users.  We also intend to develop ancillary lines of business which will leverage our user base and/or developed expertise within our target market.  We believe that there are a number of underserved communities in India who would be attracted to the types of services we are offering.  This includes members of the large call center and business process outsourcing (BPO) community and younger engineering professionals and engineering students in India. We anticipate that our revenues will be chiefly derived from sales of advertising and sponsorships of our Internet website, fees for premium services paid by our users and revenue sharing of fees from mobile telephone carriers for mobile users of our social networking portal.

We have developed a test website to help test certain of our concept services to the engineering community (www.firefish.co.in). On this site,  we have been testing one of our original concepts related to possible revenue streams from our social networking community on our  website with an idea to: (1) connect US engineering students with qualified Indian engineering tutors; (2) provide India’s leading companies with high-quality engineers; (3) provide a location for social networking within the engineering community; and (4) offer continuing education and certification for engineers; and (5) provide a host of social networking services to an expanded target audience within the same income demographic.  We have not decided whether or not to continue with this particular feature of our website.  A beta version of our social networking platform that forms the core of our service offering should be available by Winter 2009.    The full version of our website including most of the social networking and mobile features we plan to offer should be ready by the end of 2009.   We also intend to explore an English certification program to offer to members of our social networking community and to test such a program during 2009.  These estimates assume that we have succeeded in selling all of the Shares in this prospectus. However as a result of the many risks which we outlined in this prospectus in the ”Risk Factors” section,  there is no assurance that even if we sell all of the Shares, we will be able to develop the website according to our business plan, and if developed, generate revenues sufficient to sustain our business.

Industry Background

Internet based social networking is a complex and evolving industry.  Because this industry is relatively new, revenue models continue to evolve and the definition of what constitutes an Internet based social network continues to change and grow over time.  The primary revenue source currently for social networking sites is sponsorship and advertising.  We are pursuing a number of ancillary businesses to compliment the core revenue from our social networking business.  As the social networking business model continues to develop across the Internet, we may add ancillary or complimentary offerings.

Social Networking

Online social networking has matured as an industry in recent years.  On a typical social networking site, users create a profile and can search for and add contacts from the pool of other users with profiles.  Some sites focus on a certain type of connection (such as classmates.com which focuses on connecting people who attended school together) or a certain interest (such as TheSocialGolfer.com) while others (such as Facebook) are more generalist.  Popular players like MySpace and Facebook have made social networking commonplace among Americans.  BeBo, MySpace, Facebook and Hi5 are the most popular sites in Europe, Orkut and Hi5 dominate in South and Central America and Friendster, Orkut and Cyworld are most popular in Asia.  Advertising revenues on social networking sites have gone from essentially nothing to roughly $835 million over the course of 4 years.  Social networking sites are particularly attractive places for web advertising since users post many details about themselves allowing advertising to be targeted at a carefully selected demographic.

MySpace currently has well over 100 million users with profiles and attracts 230,000 new users per day.  MySpace was bought by News Corporation for $580 million in 2005.  Facebook on the other hand remains a private company despite interest from Yahoo!, Google and others.  In October 2006, Microsoft purchased a 1.6% stake in Facebook for $246 million.

Firefish Overview

We intend to develop an on-line social networking platform that appeals to our target demographic.  Our target demographic consists of students, college graduates and career oriented members of the aspiring lower middle class who are 18-24 years old.  Because our founder and CEO, Harshawardhan Shetty, an Indian engineer and MBA, has deep roots in the engineering, MBA and educational NGO space, we believe we will be able to recruit initial users for our social networking platform from these communities.  We intend to offer all of the traditional features of social networking, including a mobile component, plus additional ancillary services that appeal to our specialized demographic.  These ancillary services include English certification, job placement, placement as tutors and other services as they become practical.

Social Networking

Social networking is the core of the Firefish community.  This service will allow anyone in the world to create a profile and search for contacts.  Planned features include chat, messaging, and picture upload.  Users will be able to search for contacts by profession, school, and company.  Although our social network will eventually be open to everyone, we intend to focus on Indian college students, engineering students, educational professionals and others within our core demographic of 18-24 year olds from the lower middle class.  This demographic is highly desirable to advertisers and the costs to reach customers within this demographic, using traditional media, is high.   Users include a great deal of personal information on their profiles, we hope to be able to attract a large amount of highly targeted web advertising.  We believe that our focus on the 18-24 lower middle class professional demographic is what will distinguish us from other websites in India that all focus heavily on courting the upper middle class.

We expect the social networking aspect of Firefish to grow primarily by word-of-mouth as other social networking sites have.  However, we intend to seed the Firefish community through planned partnerships with Indian Education Non-Governmental Organizations and with partnerships with schools, universities, corporations and other entities who we believe will assist us in signing up their constituents on to the Firefish platform.

Plan of Operations and Projected Development Timeline

During 2009, our ability to execute on our current plan of operations is dependent on raising proceeds from this offering. In the event that we are unsucessful in these efforts we will utilize our cash to attempt to complete a limited model of our website. In such event we will attempt to  seek out alternative forms of financing and/or attempt to enter into joint ventures or partnerships in order to raise sufficient funds to attempt to execute on our business plans to fully develop the website and multiple proprietary technologies.

In the event that we are successful in selling only  10% of the Shares offered and 10% of the warrants are exercised, $95,000 in net proceeds (assuming $250,000 in offering expenses) will be available for use by us. In such event our plan of operations will change to focus on the development of our social networking platform We  will probably not hire any additional employees and will rely significantly on  contractors.  We believe that such proceeds will allow us to continue operations through  2009 and we will be required to generate revenues in excess of cash expenses in 2010 in order to continue operations. We will attempt to raise additional funds in 2010 in the event that our cash flow requirements are not satisfied by revenues. We also  will look to raise additional funds in order to allow us to continue development of the website.

In the event that we are successful in selling only 50% of the Shares offered and 50% of the warrants are exercised, $1,475,000 in net proceeds (assuming $250,000 in offering expenses) will be available for use by us. In such event we will scale back our current  hiring plans and marketing plans but will proceed as planned with the development of the website. As a result of reduced funding a smaller number of features will be attempted to be produced and marketing will be delayed. It is anticipated that this lower level of funding will allow the Company to operate, based on its current plan of operations, through 2009 and 2010 without the need to generate revenues or seek out additional funding. In 2011, additional funding will be needed if revenues from our website services are not sufficient to meet our cash flow needs and marketing plans.

In the event that we are successful in selling all of the Shares offered and all warrants are exercised, approximately $3,200,000 in net proceeds (assuming $250,000 in offering expenses) will be available for use by us. Based on our current projections, we believe that such funds should be sufficient for us to complete the development of the website and multiple proprietary technologies. Accordingly we believe that such proceeds will be sufficient for us to continue our planned operations throughout 2009 and 2010.

The foregoing use of proceeds and project implementation projections were prepared by us in good faith based upon assumptions that we believe to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of our operations, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Therefore, the actual results of operations are likely to vary from the projections and such variations may be material and adverse to the Company. Therefore the projections are included solely to give prospective investors information concerning the Company’s estimates of future operating results based on our assumptions and no assurance can be given that such results will be achieved. The Company reserves the right to conduct its business in a manner different from that set forth in the assumptions as changing circumstances may require. Moreover  due to changes in technology, new product announcements, competitive pressures, system design and/or other specifications we may be required to change the current plans for our website and proprietary technologies. Therefore, we cannot provide any assurances that the website and proprietary technologies can be completed within our projections. In case of budget over-runs and additional expansions, we may choose to finance such capital expenditures through the issuance of additional equity or debt securities, by obtaining a credit facility or by some other financing mechanism. If we choose to seek financing for such expenditures, we cannot provide any assurances that such financing will be available on terms reasonably acceptable to us or at all.

The following sets forth the Company’s current timeline for the development of its website and initial proprietary technologies assuming that all of the Shares are sold in this offering. The sale of less than all of the Shares, or unanticipated problems or issues which the Company experiences in any of its planned activities, even if all of the Shares are sold, could have an adverse effect on the Company’s ability to meet such timeline. Accordingly there is no assurance that we will be successful in meeting such goals.

2009

• Development of basic website with social networking and other ancillary features
• Development of basic mobile features
• Seeding of social network with initial users through partnerships
• Testing of ancillary service offerings
• Select marketing through advertising exchanges with other Internet companies

2010

• Ongoing development of social networking services and proprietary technologies
• Development of more robust mobile services
• Continued development of ancillary services

Our Revenue Model

We have not generated any revenues as of the date of this prospectus. We do not anticipate that any revenues will be generated by us without the sale of the Shares in this offering. Even upon the sale of all of our Shares and the meeting of our website and proprietary technologies development goals, of which there can be no assurance, we do not project that any significant revenues will be realized until the end of 2009 at the earliest. The following sets forth our time line as to type of revenues which we project and our plans with respect to attaining such revenues.

Projected Revenues

Year	% Rev	Year	% Rev	Year	% Rev
2009		2010		2011
Advertising	100%	Advertising	50%	Advertising	30%
		Sponsorship	30%	Sponsorship	20%
		Mobile Offerings	20%	Mobile Offerings	30%
		Ancillary Business	10%	Ancillary Business	20%

Advertising Revenue

In 2009, Firefish intends to introduce its social networking features and will also begin to focus heavily on selling ad placements on the site.  Although Firefish hopes to begin this process in 2009, we do not expect to have a full sales team in place until after the social networking service reaches a certain critical mass.  Currently most social networking sites derive all of their revenues from ad sales.  This has been a successful strategy as users include a significant amount of personal information on their profiles that advertisers can use in order to target their ad placements.  We expect to also obtain sponsorship revenues  from companies who wish to hold promotions on or sponsor certain features on Firefish that want to increase their exposure to members of this core demographic.  We intend to offer advertisers placements based on either a Cost Per Thousand Impressions (CPM) or Cost Per Click (CPC) basis.  We also intend to include the advertisements on the website in a manner which does not disrupt the user experience.

Competition

As Firefish’s model of a demographically targeted social networking website with ancillary business lines in education is, to the best of our knowledge, unique, the Firefish business does not fit into one single industry.  However, Firefish’s chief competition comes from the social networking industry, which is rapidly growing. As a result, the number and sophistication of competitors are also rapidly growing.  We hope to distinguish ourselves from these competitors by the combination of services we offer, the high quality of our website and technology, and our focus on our core demographic.

Social Networking

Popular players like MySpace and Facebook have made social networking commonplace among Americans.  BeBo, MySpace, Facebook and Hi5 are the most popular sites in Europe; Orkut and Hi5 dominate in South and Central America; and Friendster, Orkut and Cyworld are most popular in Asia.

MySpace was founded in 2003 and currently has well over 100 million users with profiles and attracts 230,000 new users per day.  MySpace was bought by News Corporation for $580 million in 2005.  In June 2006, MySpace was the most popular social networking site in the United States.  According to comScore, MySpace has been overtaken by its main competitor Facebook in April 2008, based on monthly unique visitors. ComScore reports that Facebook attracted 132.1 million unique visitors in June 2008, compared to MySpace, which attracted 117.6 million.

Facebook on the other hand remains a private company despite interest from Yahoo!, Google and others.  In October 2006, Microsoft purchased a 1.6% stake in Facebook for $246 million.  Facebook was launched in 2004 and was initially available only to students at Harvard and then to students at any Ivy League school.  It continued to expand its user base to any college student and now is available to anyone over the age of 13.

Bebo was founded in 2005 and is available in many countries including Ireland, Canada, the United States, the United Kingdom, New Zealand and Australia.  Bebo was recently purchased (March, 2008) by AOL for $850 million.  Bebo has more than 40 million members worldwide and is the 3rd largest social networking site in the US after MySpace and Facebook.

Launched in 2003, hi5 is now one of the world's largest social networks — ranked as a top 20 website globally and the #1 social network in 25 countries across Latin America, Europe, Asia and Africa. According to comScore, more than 56 million individuals every month visit hi5, which is currently available in 27 language options. Hi5 is a privately-held company, headquartered in San Francisco, California.

Orkut was developed by a Google employee and targeted at the US market but grew rapidly in popularity in India and Brazil.  Today Orkut has around 120 million users and is based in Brazil.  53% of Orkut’s users are in Brazil and 17% are in India.  Orkut also gained popularity in the Middle East but has largely been blocked by the governments in this region.

Friendster was founded in 2002 in California.  While initially popular in the US, its user base now is primarily in Asia with 39% of the site’s traffic coming from the Philippines.  It’s estimated that 90% of internet users in the Philippines have a Friendster account.  Friendster has more than 70 million users worldwide.  Friendster was funded by Kleiner Perkins Caufield & Byers and Benchmark Capital in October 2003 with a reported valuation of $53 million.

Cyworld is a South Korean website founded in 1999 and purchased by SK Communications in 2003 for $8.5 million.  Cyworld is popular in Asia generally but particularly in Korea.  It’s estimated that 90% of South Koreans between the ages of 20 and 29 have a Cyworld account.  Overall, about 33% of the South Korean population has a Cyworld account.  Cyworld launched its US version in August, 2006.  One year after their US launch, Cyworld had about 250,000 American users.

Intellectual Property

We have not filed for any patent and/or copyright protection for our website, proprietary technologies and/or  planned products. Presently we intend to rely on trade secret protection and/or  confidentiality agreements with our employees, customers, business partners and others to protect our intellectual property rights. Despite certain precautions taken by us, it may be possible for third parties to obtain and use our intellectual property without authorization. This risk may be increased due to the lack of any patent and/or copyright protection.  If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. Management will from time to time determine whether applying for patent and copyright protection is appropriate for us. We have no guarantee that, if filed, any applications will be granted or, if awarded, whether they will offer us any meaningful protection from other companies in our business. Furthermore, any patent or copyrights  that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to awards for damages.

We cannot be certain that the website and our proprietary technologies will not infringe upon patents, copyrights or other intellectual property rights held by third parties. While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings. Additionally, most patent applications are kept confidential for twelve to eighteen months, or longer, and we would not be able to be aware of potentially conflicting claims that they make. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternative technology or obtain other licenses. In addition, we may incur substantial expenses in defending against these third party infringement claims and be diverted from devoting time to our business and operational issues, regardless of the merits of any such claim.

Government Regulation

Our business, the website and our proprietary technologies  may be subject to increasing regulation of content, consumer privacy, distribution and online hosting and delivery in the key territories in which we desire to conduct business. If we do not successfully respond to these regulations, our business may suffer. Legislation is continually being introduced that may affect both the content of proprietary technologies and  their distribution as well as utilization of online game platforms. For example, data and consumer protection laws in the United States and Europe impose various restrictions on web sites. Those rules vary by territory although the Internet recognizes no geographical boundaries.. Any one or more of these factors could harm our business by limiting the proposed features we plan on incorporating into the website and proprietary technologies, by limiting the size of the potential market for our products, and by requiring costly additional differentiation in the website and proprietary technologies for different territories to address varying regulations.

Internet Websites

We have secured the rights to the Internet domain name www.firefish.co.in. We do not have the financial resources to fully deploy and market this website at this time. We intend to more fully develop and market a fully functional, e-commerce website with the proceeds of this offering. Information on our website is not a part of this prospectus.

Employees

We have no other employees other than our sole officer and director, Harshawardhan Shetty. Upon the successful completion of this offering, we intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. In order to develop and create our website, and the technology and software needed to meet the features and goal we have set for the website, we will need to hire an in house development team. We intend to hire these employees with the proceeds of this offering. We may also seek to rely on third party work for developers and other personnel to supplement and support the in-house team that we will hire. We plan to use Indian independent contract developers to address different technologies, languages and cultures and to provide the broadest based expertise for our markets. Management shall make the decision as to whether to use in-house or third party development resources based upon the creative and technical challenges of the area of development. We may also seek to evaluate any number of pre-market technologies that would allow Firefish to rapidly develop its main website technology and accelerate our time to market .  If we believe such technologies would assist us in achieving our business plan we may acquire and/or license such technologies.

Property

We do not own any  property,  real  or  otherwise.  Our principal offices are currently located at 5-33 47th Road, 2nd Floor, Long Island City, NY, 11101. We occupy this office, which is leased by an associate of Harshawardhan Shetty, on a rent free basis. Upon successful completion of this offering we intend to secure our own space.

We do not have any investments or interests in any real estate. Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Legal Proceedings

We are not a party to any pending  legal  proceedings,  nor are we aware of any governmental authority contemplating any legal proceeding against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Board of Directors.

Number of Directors. Our board of directors currently consists of one person. Our bylaws provide that the board of directors may consist of such number of directors as determined by the Board of Directors from time to time.

Upon the sale of the Shares we may seek to add to our board independent directors who are qualified and willing to serve on our board. Once we add a sufficient number of independent directors into our board, we intend to comply with Securities & Exchange Commission, stock exchange, and FINRA rules regarding board members, committees and other corporate governance standards. There can be no assurance that we will be successful in attracting independent directors.

Independent Directors. None of our current Directors are “independent,” as defined in rules promulgated by the Securities & Exchange Commission, NASDAQ, or various stock exchanges.

Family Relationships: There are no family relationships among our officers, directors, or persons nominated for such positions.

Committees. Our board of directors currently does not have an audit committee, compensation committee or any other committee. We are looking for a suitable candidate who meets the definition of “financial expert” and would be independent, to join our board of directors and chair our audit committee. We intend to form an audit committee, compensation committee and other committees of our Board when we recruit additional independent directors, including a financial expert and other directors with the experience necessary for audit committee membership.

Code of Ethics. We have not adopted a code of ethics applicable to our executives, as defined by applicable rules of the SEC. We intend to adopt a code of ethics after we recruit independent directors and when we do, the code will be publicly available on our web site at www.firefish.co.in. If we make any amendments to our code of ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our code of ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our web site at www.firefish.co.in and/or in a report on Form 8-K filed with the SEC.

Compensation for Board of Directors: Currently members of the Board of Directors do not receive compensation for their services as Board members.  Upon sale of the Shares in this Offering the Company may adopt a policy which will compensate existing and/or  new  board members . Board members may receive additional compensation for participating in the Committees.  The amount of any compensation paid to board members and/or committee members will be set and approved by the board based on the Board’s review of compensation paid by companies which are similarly situated to the Company.

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name	Age
Harshawardhan Shetty	35

Executive Officers:

Name	Age	Offices
Harshawardhan Shetty	35	President, CEO, Principal Financial and Accounting Officer

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Harshawardhan Shetty                                     Sole Officer and Director since 2008

Presently, Mr. Shetty is the full-time sole officer and director of Firefish.  Prior to his founding Firefish in April of 2008, Mr. Shetty was employed as an Investment Banker in the Media and Telecommunications franchise of Citigroup Global Markets in New York, NY from August 2007 until May of 2008.  From August 2005 until May 2007, Mr. Shetty was a student at the Tuck Business School at Dartmouth, where he received his MBA.  Prior to attending Tuck, Mr. Shetty was employed as a manager in strategy and business development at a large Indian based NGO, Pratham, based in Mumbai India, where he served from December of 2003 until June of 2005.  Mr. Shetty was also previously employed at i2 Technologies, based in Dallas, Texas, in business development and at Infosys, in Bangalore, India, as a computer programmer.  Mr. Shetty has a bachelor of technology degree in Mechanical Engineering from IIT Madras and a Master of Science degree in Mechanical Engineering from the University of Maryland, College Park.

Term of Office

Our Directors are appointed for an initial term of one year or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board or the Shareholders of the Company. We may have staggered terms when the number of directors increase to seven or more.

Significant Employees

We have one significant employee: Harshawardhan Shetty, who serves as our President and CEO. We have a written employment agreement with Mr. Shetty.

EXECUTIVE AND DIRECTOR COMPENSATION

Our sole officer and director, Harshawardhan Shetty has received no compensation for services in the period from April 29, 2008 (inception) to March 31, 2009.  The Company has entered into an Employment Agreement with Harshawardhan Shetty dated November 12, 2008.  The Employment Agreement provides that Mr. Shetty may receive a monthly salary of $5,000, which he has begun to draw as of October 1, 2008.  The Employment Agreement provides that Mr. Shetty’s 6,666,666 common shares of the Company are subject to repurchase by the Company at $0.001 per share until the second anniversary of the Employment Agreement, but only in the event his services to the Company are terminated voluntarily or with Cause, as defined in the Employment Agreement.  The Employment Agreement provides that our sole executive officer is eligible to participate in our equity incentive plans and other employee benefit programs, if any.  However, there can be no assurance that we will adopt such plans.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares issued by the Company) as of July 15, 2009, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, (iv) by all directors and executive officers of the Company as a group and: (v) each of our shareholders selling stock in this offer, prior to and upon completion of this Offering. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person. For purposes of this table, ‘‘beneficial ownership’’ is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have ‘‘beneficial ownership’’ of any common shares that such person has the right to acquire within 60 days after the date of this prospectus. For purposes of computing the percentage of outstanding Firefish, Inc. common shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days after the date of this prospectus are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly all percentages are calculated based upon a total number of 9,822,221 shares of Common Stock outstanding as of  July 15, 2009, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days. In the case of the percentage outstanding after the offering, the calculation is based upon 12,822, 221 shares plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.  Unless otherwise indicated the mailing address for each person in the table is the Company’s address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

		Amount and	Current Percentage of
	Title of	Nature of	Outstanding
Name and Address of Beneficial Owner	Class	Beneficial Owner	Common stock

Genesis Venture Fund India I, LP
12707 High Bluff Drive Suite 140
San Diego, CA 92130 (1)(2)	Common Stock	1,852,500	17.1	% (1)

James Price PO Box 5005 3103 Rancho Santa Fe, CA 92067(4)	Common Stock	644,442	6.6%

Jonathan Dariyanani PO Box 5005 3103 Rancho Santa Fe, CA 92067	Common Stock	335,000	3.4%

Harshawardhan Shetty	Common Stock	6,666,666	67.9%

All Executive Officers and Directors as a Group		6,666,666	67.9%

SELLING SECURITY HOLDERS (3)
Shareholder	Shares Owned Before the Offering	Shares Being Offered	Percentage of Class Owned Before the Offering	Percentage of Class After Offering Assuming Maximum Sold
GENESIS VENTURE FUND INDIA I, LP (1)(2)	1,852,500	1,852,500	17.1%	-
JAMES PRICE	644,442	644,442	6.6%	-
JONATHAN DARIYANANI	335,000	335,000	3.4%	-
PAM ESSERIAN	83,333	83,333	0.8%	-
VALERIE NORRIS	33,333	33,333	0.3%	-
FIRST TRUST CORPORATION TTEE FBO DIANA ROBINSON	8,333	8,333	0.1%	-
FBO DIANA ROBINSON (5)	8,333	8,333	0.1%	-
AJAY GUPTA	16,667	16,667	0.2%	-
KHOZEMA SAIGER	33,333	33,333	0.3%	-
MICHAEL PASTORE	16,667	16,667	0.2%	-
CRAIG SIGISMONDI	16,667	16,667	0.2%	-
BEHRAM BAXTER	33,333	33,333	0.3%	-
SCOTT CADWELL	50,000	50,000	0.5%	-
RAVI SINGH	16,667	16,667	0.2%	-
BILL MCMILLAN	83,333	83,333	0.8%	-
ROBERT DANNA	16,667	16,667	0.2%	-
EARLE WILSON	16,667	16,667	0.2%	-
THE CHILDERS FAMILY TRUST (6)	25,000	25,000	0.3%	-
LORRAINE J. ANTIOCO TRUST AGREEMENT (7)	25,000	25,000	0.3%	-
CHIP BUTTNER	16,667	16,667	0.2%	-
LINDA WILLIS	16,667	16,667	0.2%	-
CHRIS SCHMITT	8,333	8,333	0.1%	-
MARY BAGHERPOUR	16,667	16,667	0.2%	-
PETE MORREALE	16,667	16,667	0.2%	-
STEPHEN C. KUHN AND MARGARET KUHN	16,667	16,667	0.2%	-
ELIZABETH BERNSTEIN	16,667	16,667	0.2%	-
ANNE YANG-POSADA	83,333	83,333	0.8%	-
TOM HEVESY	50,000	50,000	0.5%	-
ANN LEE	16,667	16,667	0.2%	-
PAL DHANJAL	16,667	16,667	0.2%	-
BERN COBAR	16,667	16,667	0.2%	-
EVELYN BORESOFF	5,833	5,833	0.1%	-
HELEN SZKORLA	41,667	41,667	0.4%	-
DAVID GRIMM	20,000	20,000	0.2%	-
FRANK PASTORE	20,000	20,000	0.2%	-
SBP HOLDINGS, INC. (8)	20,000	20,000	0.2%	-
RANNI HILLYER	20,000	20,000	0.2%	-
ELWOOD JUNOT	20,000	20,000	0.2%	-
JOANNA SCHNEIER	74,444	74,444	0.8%	-
VANCE WALLE	335,000	335,000	3.4%	-
TOTAL SHARES OFFERED BY SELLING SHAREHOLDERS	4,155,555
__________________________
(1)	Includes 1,000,000 shares of Common Stock underlying warrants exercisable at $.45 per share.
(2)	Mr. Price has sole voting and dispositive control over the shares held by Genesis.
(3)
None of the selling shareholders listed above have or have had any position, office, or other material relationship within the past three years with the registrant or any of its predecessors or affiliates, except Mr. Price, who control Genesis.  Mr. Dariyanani also serves as securities counsel to the Issuer and as its secretary. Mr. Dariyanani is also a principal of Zoma Ventures which provides consulting services to the issuer.  None of the selling shareholders is a broker-dealer or affiliate of a broker-dealer.

(4)	Includes shares held by Aero Financial, Inc., a corporation owned and controlled by James Price, which is not a broker dealer or an affiliate of a broker-dealer. Mr. Price has sole voting and dispositive control over shares held by Aero Financial, Inc.
(5)	Diana Robinson is the natural person with sole voting and dispositive control over the shares held by the FIRST TRUST CORPORATION TTEE FBO DIANA ROBINSON.
(6)	Bruce Childers is the natural person with sole voting and dispositive control over the shares held by the Childers Family Trust.
(7)	Lorraine J. Antioco is the natural person with sole voting and dispositive control over the shares held by the Lorraine J. Antioco Trust Agreement.
(8)	Sara Rose is the natural person with sole voting and dispositive control over the shares held by SBP Holdings, Inc.

Equity Incentive Plan

After the closing of this offering, we expect to adopt an equity incentive plan. The purpose of the plan is to attract and retain qualified persons upon whom our sustained progress, growth and profitability depend, to motivate these persons to achieve long-term company goals and to more closely align these persons' interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors will be eligible to participate in the plan.  We have not determined the amount of shares of our common stock to be reserved for issuance under the proposed equity incentive plan.

Reports to Stockholders

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ended March 31, 2009.

Transfer Agent

Our transfer agent is Pacific Stock Transfer of 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119.

CERTAIN RELATIONSHIPS AND INTERESTED TRANSACTIONS

Sole officer and director Harshawardhan Shetty purchased 6,666,666, of our common shares at a purchase price of $0.001 per share for a total purchase price of $6,666.66 on April 30, 2008.

The Company conducted a private placement in June of 2008, in which it sold 3,155,555 shares of the Company’s common stock for an aggregate price of $410,000.  It also sold warrants to purchase 1,000,000 shares at an exercise price of $0.45 to Genesis Venture Fund India I, LP.  Genesis paid $10,000 for these warrants.  Genesis currently owns 852,500 shares of the Company’s common stock, which it purchased in the June 2008 private placement.  Affiliates of Genesis, James Price and Jonathan Dariyanani, own 644,444 and 335,000 shares of the Company’s common stock, respectively.  Messrs. Price and Dariyanani do not have any beneficial ownership of the shares owned by Genesis, but they do have the right, as principals of Genesis, to vote the Genesis shares until those shares are distributed to Genesis limited partners in accordance with the applicable limited partnership agreement.

The Company has also entered into an agreement with Zoma Ventures, LLC.  Zoma Ventures, LLC has agreed to manage the public offering process for Firefish including hiring additional service providers and making disbursements to the Company’s independent auditors, legal counsel and other service providers.  Firefish has prepaid Zoma Ventures, LLC $250,000 for these services.  Zoma Ventures is controlled by Jonathan Dariyanani. At the end of 24 months from the date of this Agreement with Zoma, Zoma is to refund to Firefish any prepayments in excess of amounts billed for these services.  The purpose of this prepayment was to provide assurance to investors in the June 2008 private placement that sufficient proceeds of that private placement would be available to pay for registration, audit and public reporting expenses for Firefish.

From inception through the date of this Prospectus, the Company has utilized offices leased from associates of Harshawardhan Shetty without charge. There are no commitments for any operating or capital leases for any Company offices.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of Common Stock, with a par value of $0.001 per share. As of March 31, 2009, there were 9,822,221 shares of our Common Stock issued and outstanding. As of March 31, 2009, there were warrants to purchase an additional 1,000,000 shares of common stock outstanding. Accordingly assuming all outstanding warrants and options were exercised as of March 31, 2009, the Company would have outstanding 10,822,221 shares. No preferred stock has been issued or authorized. As of March 31, 2009, our shares are held by 40 stockholders of record.

Common Stock

Our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our Common Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy. Holders of our Common Stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our Common Stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

          No shares of preferred stock are authorized or outstanding as of the date of this prospectus.   Our board of directors is not empowered to authorize or issue preferred stock without stockholder approval.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

Prior to this offering, we have issued warrants to purchase an aggregate of 1,000,000 shares of our Common Stock. These warrants have an exercise price of $.45 per share and expire on June 29, 2010.  As of March 31, 2009, the warrants were unexercised.

Options

As of March 31, 2009, we have not issued and do not have outstanding any options to purchase our securities except the warrants listed immediately above.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock other than the warrants described above.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public or other market for our Shares, and we cannot guarantee that any such market will develop in the foreseeable future. We do not intend to apply to list our Common Stock on any securities exchange. We intend to engage one or more registered broker-dealers to file an application with the FINRA on our behalf so as to be able to quote the shares of our Common Stock on the over-the-counter bulletin board (the “OTCBB”) maintained by the FINRA. As of the date of this prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application. We are not permitted to file such application on our own behalf, and we are not aware of any broker-dealer intending to file such an application. Accordingly, purchasers of our Shares may never be able to liquidate their investment.

PLAN OF DISTRIBUTION

Upon effectiveness of the registration  statement, we will conduct the sale of shares by the Company on a  self-underwritten basis.  After 60 days from date of effectiveness of this Registration  Statement we  will  cease  our   offering  of  our  shares  by  the  Company  and  file  a post-effective  amendment to the Registration Statement to deregister any unsold shares of the  Offering  to the public  and our  selling  shareholders  may then commence to sell their  up to 4,155,000 shares of common stock in market  sales,  if a market ever develops hereafter.  There will be no underwriters used on sales of the 3,000,000 shares to the public,  no dealers'  commissions paid on sales of the 3,000,000 shares to the public, and no passive market making. Our sole officer and director, Harsh Shetty, will sell  securities on our behalf in this  offering.  Harsh Shetty is not  subject to a statutory  disqualification  as such term is defined in Section (a)(39) of the Securities  Exchange Act of 1934. He will  rely on Rule  3a4-1 to sell our  securities  without  registering  as a broker-dealer. He is serving  as our  sole officer and director  otherwise  than  in  connection  with transactions  in securities and will continue to do so at the conclusion of this offering.  He has not been a broker or dealer,  or an associated  person of a broker or dealer,  within  the  preceding  12 months,  and has not nor will not participate in the sale of securities for any issuer more than once every twelve months.  Our  sole officer  and  director  will not  receive  commissions  or other remuneration  in connection  with their  participation  in this  offering  based either directly or indirectly on  transactions  in securities.  We will only use this prospectus in connection with this offering and no other sales materials.

There is no market for the  securities at this time and our pricing is arbitrary with no relation to market  value,  liquidation  value,  earnings or  dividends. Until a public market  develops,  we are  registering our shares for sale at the following price:

        ----------------------- ------------------------------
                TITLE                       PER SECURITY
        ----------------------- ------------------------------
             Common Stock                       $1.00
        ----------------------- ------------------------------

The Company will offer the Shares for sale at a fixed price of $1.00 for up to sixty days after the effective date of this prospectus, thereafter  deregistering  any of such 1,000,000 shares remaining unsold to the public by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering on behalf of the selling shareholders.  Thereafter, and after a market develops, our selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

The prices for sale of shares were arbitrarily set at $1.00 per share, and bear no relationship to any quantification of value.

Our selling shareholders may be deemed underwriters in this offering.

Any  funds  from  sale of  shares  from the  company  not  immediately  used for corporate  purposes will be deposited  into an interest bearing  account in our name, and interest accrued on such funds will be retained by us.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus. Purchasers of share either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption renders the exemption applicable.

Prior to the date of this prospectus, there has not been any established trading market for our Common Stock. We intend promptly to seek a market maker to sponsor our Common Stock on the OTC Bulletin Board. No market maker has yet undertaken to do so, and there can be no assurance that any market maker will make such an application or if a market does develop for our Common Stock, as to the prices at which the our Common Stock will trade, if at all. Until our Common Stock is fully distributed and an orderly market develops, if ever it does, the price at which it trades may fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our shares, developments affecting our businesses generally, including the impact of the factors referred to in “RISK FACTORS” above, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our shares.

Shares of Common Stock distributed to our stockholders will be freely transferable, except for shares of our Common Stock received by persons who may be deemed to be “affiliates” of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our Common Stock will be considered a “penny stock” as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

•	sells for less than $5 a share,
•	is not listed on an exchange, and
•	is not a stock of a “substantial issuer.”

We are not now a “substantial issuer” and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time.

We intend to apply for listing in a nationally recognized securities manual which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” There can be no assurance that such a listing will be accepted.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor’s Corporate Manual or another acceptable manual, secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the period from April 29, 2008 (inception) to August 31, 2008, there were no disagreements between the Company and our independent public accounting firm, Moore & Associates, Chartered, as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which  disagreements, if not resolved to the satisfaction of our auditors, would have caused to make reference in their reports on the financial statements for such year(s) to the subject matter of the disagreement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Zoma Law Group, LLC.

EXPERTS

The balance sheet as of March 31, 2009 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 29, 2008 (inception) through March 31, 2009 included in this Registration Statement on Form S-1 have been so included in reliance on the report of Moore & Associates, Chartered, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being offered by this prospectus have been passed upon for us by Zoma Law Group, LLC.   Jonathan Dariyanani, principal of Zoma Law Group LLC, is a principal of Genesis Venture Fund India I, LP, which owns 852,000 of our common shares and which has options to acquire an additional 1,000,000 shares at $0.45 per share.  Although Mr. Dariyanani has no beneficial ownership in these shares, he and the other principal of Genesis Venture Fund India I, LP are entitled to vote those shares until they are distributed in accordance with the terms of the Limited Partnership agreement of Genesis.  Mr. Dariyanani owns 335,000 of our common shares.  He also is a principal of Zoma Ventures, LLC with whom we have contracted to provide services to us related to our public offering and other services.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly, and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov/. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

FIREFISH, INC.

FINANCIAL STATEMENTS

MARCH 31, 2009

C O N T E N T S

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Firefish, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Firefish, Inc. (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders’ equity  and cash flows for the period since inception on April 29, 2008 through March 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Firefish, Inc. (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders’ equity  and cash flows for the period  since inception on April 29, 2008 through March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no revenues as of March 31, 2009 and has no establish source of revenues, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
May 6, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Firefish, Inc.
 (A Development Stage Company)
Balance Sheet
March 31, 2009

March 31,
2009

ASSETS

CURRENT ASSETS
Cash in bank	$130,266
Prepaid expenses	160,000

TOTAL CURRENT ASSETS	290,266

TOTAL ASSETS	$290,266

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$55
Accounts payable and accrued expenses -related parties	10,000

TOTAL CURRENT LIABILITIES	10,055

LONG-TERM DEBT	-

TOTAL LIABILITIES	10,055

STOCKHOLDERS' EQUITY
Common stock: $0.001 par value; 100,000,000 shares authorized, 9,822,221 shares issued and outstanding	9,822
Additional paid in capital	416,845
Accumulated deficit	(146,456)

TOTAL STOCKHOLDERS' EQUITY	280,211

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$290,266

The accompanying notes are an integral part of these financial statements.

Firefish, Inc.
 (A Development Stage Company)
Statements of Operations
For the Period April 29, 2008 (Date of Inception) to March 31, 2009

From Inception
On April 29,
2008 through
March 31,
2009

REVENUES	$-
COST OF SALES	-
GROSS MARGIN	-

OPERATING EXPENSES

General and administrative	146,456

TOTAL OPERATING EXPENSES	146,456

LOSS FROM OPERATIONS	(146,456)
INCOME TAX EXPENSE	-

NET LOSS	$(146,456)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)

Weighted Average Common Shares Outstanding	9,248,484

The accompanying notes are an integral part of these financial statements.

Firefish, Inc.
 (A Development Stage Company)
Statements of Changes in Stockholders’ Deficit
For the Period April 29, 2008 (Date of Inception) to March 31, 2009

				Deficit
				Accumulated
				During the	Total
	Common Stock		Additional Paid	Development	Stockholders'
	Shares	Amount	in Capital	Stage	Equity
Balance April 29, 2008	-	$-	$-	$-	$-

Shares issued for cash
at $0.001 per share
on April 30, 2008	6,666,666	6,667	-	-	6,667

Shares issued for cash
at $0.13 per share
on June 30, 2008	3,155,555	3,155	406,845	-	410,000

Warrants issued	-	-	10,000	-	10,000

Net loss for the period
ended March 31, 2009	-	-	-	(146,456)	(146,456)

Balance March 31, 2009	9,822,221	$9,822	$416,845	$(146,456)	$280,211

The accompanying notes are an integral part of these financial statements.

Firefish, Inc.
 (A Development Stage Company)
Consolidated Statements of Cash Flows
For the Period April 29, 2008 (Date of Inception) to March 31, 2009

From Inception
On April 29,
2008 through
March 31,
2009

OPERATING ACTIVITIES

Net Loss	$(146,456)

Adjustments to reconcile net income to net cash provided by operating activities:
Common stock issued for services	-
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(160,000)
Increase (decrease) in accounts payable	10,055

NET CASH USED IN OPERATING ACTIVITES	(296,401)

INVESTING ACTIVITIES
Property and equipment purchased	-

NET CASH USED IN INVESTING ACTIVITIES	-

FINANCING ACTIVITIES
Proceeds from common stock issued	416,667
Proceeds from warrants	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	426,667

NET INCREASE IN CASH	130,266

CASH - Beginning of period	-

CASH - End of period	$130,266

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
Interest	$-
Income taxes	$-

NON CASH FINANCING ACTIVITIES:	$-

The accompanying notes are an integral part of these consolidated financial statements.

FIREFISH, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

1.         Summary of Significant Accounting Policies

Nature of Business
Firefish, Inc. (the Company) was incorporated in the State of Nevada on April 29, 2008. The Company intends to operate a website for engineers in India that posts jobs and resumes, as well as a forum for people looking for an engineering, math or science tutor or willing to be one. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

1.         Summary of Significant Accounting Policies (Continued)

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There 1,000,000 in common stock equivalents outstanding as of March 31, 2009 which are excluded because they are considered anti-dilutive.

	(Loss)	Shares	Basic (Loss) Per Share
	(Numerator)	(Denominator)	Amount

For the Period Ended	$(146,456)	9,248,484	$(0.02)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended March 31, 2009.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company has incurred $54 in advertising expense as of March 31, 2009.

1.         Summary of Significant Accounting Policies (Continued)
Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

March 31,
2009

Income tax expense at statutory rate	$(57,118)
Common stock issued for services	-0-
Valuation allowance	57,118

Income tax expense per books	$-0-

Net deferred tax assets consist of the following components as of:

March 31,
2009

NOL Carryover	$57,118
Valuation allowance	(57,118)

Net deferred tax asset	$-0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $146,456 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

1.         Summary of Significant Accounting Policies (Continued)
Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a March 31 fiscal year end.

Inventory
The Company accounts for inventory of raw materials and finished goods on a cost basis.  The inventory is maintained on a first in- first out (FIFO) basis.

Stock-based compensation.
As of March 31, 2009, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

1.         Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements (Continued)
In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”. SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

1.         Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company adopted SFAS No. 159 beginning March 1, 2008. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company adopted this statement March 1, 2008. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

1.         Summary of Significant Accounting Policies (Continued)
Principles of Consolidation
The financial statements include the accounts of the Company and its wholly owned subsidiary Firefish Networks Private Limited, an entity formed under the laws of the nation of India. All significant intercompany transactions have been eliminated in the consolidation.

Foreign Exchange

The Company’s reporting currency is the United States dollar. The Company’s functional currency is also the U.S. Dollar. (“USD”) Transactions denominated in foreign currencies are translated into USD and recorded at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into USD at the foreign exchange rates prevailing at the balance sheet date. Realized and unrealized foreign exchange differences arising on translation are recognized in the income statement.

2.         COMMON STOCK
On April 30, 2008, the Company received $6,667 from its founders for 6,666,666 shares of its common stock.

On June 30, 2008 the Company issued 3,155,555 common shares of its common stock at a price per share of $0.13 for a total purchase price of $410,000. The Company also issued warrants to purchase an aggregate of 1,000,000 shares of the Company’s common stock at an exercise price of $0.45 per share for a term of 24 months in exchange for a payment of a fee of $10,000.

3.         GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has no revenues as of March 31, 2009.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commission, paid or to be paid by the registrant in connection with the sale of the Shares of  Common Stock being registered hereby. All amounts shown, except the Securities and Exchange Commission registration fee, are estimates.

Expense	Amount *

Registration Fee	$281.20
Cost of printing and Engraving	$20,000
Legal fees & expenses	$150,000
Accounting fees & expenses	$50,000
Edgar Filing preparation & fees	$6,000
Transfer Agent fees	$10,000
Miscellaneous	$13,718.80
Total	$250,000.00

Item 14.  Indemnification Of Directors And Officers

Our certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Nevada law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors us to the fullest extent authorized by Nevada law as it now exists or may in the future be amended.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Nevada law would permit such indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales Of Unregistered Securities.

Since our inception in April 2008, the Registrant has issued the following shares of Common Stock, Common Stock purchase Warrants and Options to purchase our Common Stock:

On April 30, 2008 the Company issued 6,666,666 shares of Common Stock to Harshawardhan Shetty for an aggregate purchase price of $6,667.

On June 30, 2008 the Company issued 3,155,555 shares of Common Stock in a private placement for an aggregate purchase price of $410,000 or $0.13 per share.

On June 30, 2008 the Company issued Warrants to purchase an additional 1,000,000 shares of Common Stock exercisable at $.45 per share to Genesis Venture Fund India I, LP for an aggregate purchase price of $10,000.00.

All of the above offerings and sales were deemed to be exempt under Section 3(b), 4(2) and/or rule 506 of Regulation D of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company and/ or its executive officers or directors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. No underwriting discounts or commissions were paid in connection with the sale of such securities.

Item 16.  Exhibits and Financial Statement Schedules.
Harshawardhan Shetty
           (a) The following exhibits are filed as part of this Registration Statement, except as otherwise indicated:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Common Stock Certificate
4.2	Subscription Agreement between the Company and Genesis Venture Fund India I, LP on June 30, 2008
5.1	Opinion of Zoma Law Group, LLC.
10.1	Employment Agreement between the Company and Harshawardhan Shetty on November 12, 2008
10.2	Form of Common Stock Subscription Agreement between the Company and Investors dated June 20, 2008
10.3	Services Agreement between the Company, Zoma Ventures, LLC and Genesis Venture Fund India I, LP dated June 30, 2008
23.1	Consent of Moore & Associates Chartered
23.2	Consent of Zoma Law Group, LLC (included in Exhibit 5.1)

Item 17. Undertakings The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	i.	Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

5.	For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mumbai State of Maharashtra, India, on July 22 , 2009.

Firefish, Inc.
(Registrant)

By:	/s/ Harshawardhan Shetty

Title:	President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Harshawardhan Shetty

Title:	President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and Sole Director

Date:	July 22, 2009

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
4.1	Specimen Common Stock Certificate*
4.2	Subscription Agreement between the Company and Genesis Venture Fund India I, LP on June 30, 2008*
5.1	Opinion of Zoma Law Group, LLC.
10.1	Employment Agreement between the Company and Harshawardhan Shetty on November 12, 2008*
10.2	Form of Common Stock Subscription Agreement between the Company and Investors dated June 20, 2008*
10.3	Services Agreement between the Company, Zoma Ventures, LLC and Genesis Venture Fund India I, LP dated June 30, 2008*
23.1	Consent of Moore & Associates Chartered
23.2	Consent of Zoma Law Group, LLC (included in Exhibit 5.1)

* Filed previously.